Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
and Rule 13a-14(b) or Rule 15d-14(b)

My name is Mario Santos Gregorio I am the President and Chief Executive Officer of Plandel Resources, Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)
the Quarterly  Report on Form 10-Q for the period ended August 31, 2013, filed with the U.S. Securities and Exchange Commission (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Plandel Resources, Inc. as of, and for, the periods presented in the Report.

PLANDEL RESOURCES, INC.

Date: October 3, 2013	By:	/s/Mario Santos Gregorio
	Name:	Mario Santos Gregorio
	Title:	Chief Executive Officer, President and Director